Exhibit 99.3 - Pro Forma Financial Data

Following are the consolidated pro forma financial statements of Smack Sportswear and Team Sports Super Store, Inc. These consolidated pro forma statements and accompanying notes are considered integral to this SEC form 8K filing.

Smack Sportswear

Team Sports Super Store, Inc.

Unaudited Consolidated Pro Forma Balance Sheets

September 30, 2012

Unaudited Balance Sheets for the Periods as Indicated

	Team Sports Super Store, Inc.	Smack Sportswear
	September 30, 2012	September 30, 2012	Pro Forma Adjustments	Pro Forma Combined
ASSETS				(Unaudited)
Current Assets
Cash and Cash Equivalents	2,902	(9)		2,893
Loan to TSSS	-	27,200		27,200
Accounts Receivable Net	58,637	-		58,637
Employees Advances	300	-		300
Inventory	480,654	-		480,654
Due from Related Entity	6,790	-		6,790
Total Current Assets	549,283	27,191		576,474

Other assets
Deferred Tax Asset	-	-		-
Security Deposits- Lease	10,000	-		10,000
Total Other Assets	10,000	-		10,000
Total Assets	559,283	27,191		586,474

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts payable	180,168	14,573		194,741
Accrued Expense-estimated payroll taxes	142,547	7,530		150,077
Due to related party	-	5,968		5,968
Sales Tax Payable	55,680	-		55,680
Loans - Short Term	73,708	-		73,708
Interest Payable	215	-		215
Taxes Payable	37119	-		37,119
Accrued Compensation	34,115	-		34,115
Customer Deposits	19,394	-		19,394
Total Current Liabilities	542,946	28,071		571,017

Long-Term Liabilities
Loan-Long Term	9,000	-		9,000
Total Long-Term Liabilities	9,000	-		9,000

Stockholders' Equity
Preferred Stock	-	-		-
Common Stock	40,000	40,000	(40,000)	40,000
Additional Paid-In Capital	161,000	181,480		342,480
(Deficit) Accumulated During Development Stage	(122,256)	(222,360)		(344,616)
Total Stockholders' Equity (Deficit)	(71,406)	(880)		(72,286)
Total Liabilities and Stockholders' Equity	559,283	27,191		586,474

F-1c

Smack Sportswear

Team Sports Super Store, Inc.

Unaudited Consolidated Pro Forma Statement of Operations

For year ended June 30, 2012

Unaudited Statement of Operations for the Periods as Indicated

	Team Sports Super Store, Inc.	Smack Sportswear
	For the three months ended September 30, 2012	For the three months ended September 30, 2012	Pro Forma Adjustments	Pro Forma Combined
				(Unaudited)

Revenue
Whoesale Revenue	139,313	-		139,313
Retail Revenue	3,860	-		3,860
Shipping Revenue	3,133	-		3,133
Sales Discounts	(15,315)	-		(15,315)
Total Revenue	130,990	-		130,990

Cost of Goods Sold
Cost of Goods Sold- Whole Sales	41,675	-		41,675
Conversion Costs	21,671	-		21,671
Total Costs of Goods Sold	63,346	-		63,346

Gross Profit	67,644	-

Operating Expenses
Audit Fees	-	1,500		1,500
General & Administrative Costs	96,032	8,327		104,359
Professional Fees	43,018	-		43,018
E-Commerce Development	-	-		-
Total Operating Expenses	139,050	9,827		148,877

Net Income (Loss) before Income Taxes	(71,406)	(9,827)		(81,233)
Income tax provision (benefit)	-	-		-
Net Income (loss) after taxes	(71,406)	(9,827)		(81,233)

(Loss) earnings Per Common Share - Basic
and Fully Diluted	0.00	0.00		0.00

Weighted Average Number of Common
Shares Outstanding - Basic and Fully
Diluted	39,000,000	40,000,000	(39,500,000)	39,500,000.00

F-2c

Smack Sportswear

Team Sports Super Store, Inc.

Unaudited Consolidated Pro Forma Balance Sheets

June 30, 2012

Unaudited Balance Sheets for the Periods as Indicated

	Team Sports Super Store, Inc.	Smack Sportswear
	June 30, 2012	June 30, 2012	Pro Forma Adjustments	Pro Forma Combined
ASSETS				(Unaudited)
Current Assets
Cash and Cash Equivalents	11,333	100		11,433
Loan to TSSS	-	9,000		9,000
Accounts Receivable Net	36,172	-		36,172
Employees Advances	300	-		300
Inventory	468,627	-		468,627
Due from Related Entity	19,235	-		19,235
Total Current Assets	535,668	9,100		544,768

Other assets
Deferred Tax Asset	-	-		-
Security Deposits- Lease	10,000	-		10,000
Total Other Assets	10,000	-		10,000
Total Assets	545,668	9,100		554,768

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts payable	140,106	13,073		153,179
Accrued Expense-estimated payroll taxes	141,662	7,530		149,192
Sales Tax Payable	50,460	-		50,460
Loans - Short Term	36,508	-		36,508
Interest Payable	215	-		215
Taxes Payable	37,119	-		37,119
Accrued Compensation	34,115	-		34,115
Customer Deposits	17,740	-		17,740
Total Current Liabilities	457,924	20,603		478,527

Long-Term Liabilities
Loan-Long Term	9,000	-		9,000
Total Long-Term Liabilities	9,000	-		9,000

Stockholders' Equity
Preferred Stock	-	-		-
Common Stock	40,000	40,000	(40,000)	40,000
Additional Paid-In Capital	161,000	161,030		322,030
(Deficit) Accumulated During Development Stage	(122,256)	(212,533)		(334,789)
Total Stockholders' Equity (Deficit)	78,744	(11,503)		67,241
Total Liabilities and Stockholders' Equity	545,668	9,100		554,768

F-3c

Smack Sportswear

Team Sports Super Store, Inc.

Unaudited Consolidated Pro Forma Statement of Operations

For year ended June 30, 2012

Unaudited Statement of Operations for the Periods as Indicated

	Team Sports Super Store, Inc.	Smack Sportswear
	For the year ended June 30, 2012	For the year ended June 30, 2012	Pro Forma Adjustments	Pro Forma Combined
				(Unaudited)

Revenue
Whoesale Revenue	1,307,075	-		1,307,075
Retail Revenue	29,710	-		29,710
Shipping Revenue	35,574	-		35,574
Sales Discounts	(87,448)	-		(87,448)
Total Revenue	1,284,911	-		1,284,911

Cost of Goods Sold
Cost of Goods Sold- Whole Sales	672,008	-		672,008
Conversion Costs	144,137	-		144,137
Total Costs of Goods Sold	816,145	-		816,145

Gross Profit	468,765	-

Operating Expenses
Audit Fees	-	7,875		7,875
General & Administrative Costs	527,141	650		527,791
Professional Fees	178,012	-		178,012
E-Commerce Development	88,558	-		88,558
Total Operating Expenses	793,711	8,525		802,236

Net Income (Loss) before Income Taxes	(324,946)	(8,525)		(333,471)
Income tax provision (benefit)	(97,545)	-		(97,545)
Net Income (loss) after taxes	(227,401)	(8,525)		(235,926)

(Loss) earnings Per Common Share - Basic
and Fully Diluted	(0.01)	0.00		(0.01)

Weighted Average Number of Common
Shares Outstanding - Basic and Fully
Diluted	39,000,000	40,000,000		79,000,000.00

F-4c

NOTE 1 – Purchase of Team Sports Superstore

On December 6, 2012, Smack Sportswear purchased Team Sports Superstore. This purchase does not involve the issuance of any new shares by Smack Sportswear. The majority owner of Team Sports Superstore is the majority shareholder and CEO of Smack Sportswear. He entered into a related party transaction whereby Smack Sportswear purchased Team Sports Superstore for one dollar.

F-5c